As filed with the Securities and Exchange Commission on June 4, 2015.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Evolent Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8090	32-0454912
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

800 N. Glebe Road, Suite 500

Arlington, VA 22203

(571) 389-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Frank Williams

Chief Executive Officer

Evolent Health, Inc.

800 N. Glebe Road, Suite 500

Arlington, VA 22203

(571) 389-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

William V. Fogg Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Jonathan Weinberg General Counsel Evolent Health, Inc. 800 N. Glebe Road, Suite 500 Arlington, VA 22203 (571) 389-6000	Richard D. Truesdell, Jr. Sophia Hudson Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-203852

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Class A Common Stock, par value $0.01 per share	1,725,000	$17.00	$29,325,000	$3,407.57

(1)	Represents only the additional number of shares being registered and includes the 225,000 shares of Class A common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on a Registration Statement on Form S-1 (File No. 333-203852).
(2)	Based on the public offering price.
(3)	Calculated in accordance with Rule 457(a) of the Securities Act of 1933 based on the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This registration statement is being filed with respect to the registration of 1,725,000 shares of Class A common stock, $0.01 par value per share, of Evolent Health, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier Registration Statement on Form S-1 (File No. 333-203852), including the exhibits thereto, which was declared effective by the Commission on June 4, 2015, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on June 4, 2015.

EVOLENT HEALTH, INC.

By:	/s/ Frank Williams
Frank Williams
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Frank Williams	Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2015
Frank Williams

/s/ Nicholas McGrane	Chief Financial Officer (Principal Financial Officer)	June 4, 2015
Nicholas McGrane

/s/ Cynthia Cann	Chief Accounting Officer (Principal Accounting Officer)	June 4, 2015
Cynthia Cann

*	Director	June 4, 2015
David Farner

*	Director	June 4, 2015
Matthew Hobart

*	Director	June 4, 2015
Diane Holder

*	Director	June 4, 2015
Michael Kirshbaum

*	Director	June 4, 2015
Robert Musslewhite

*	Director	June 4, 2015
Norman Payson, MD

/s/ Bruce Felt Bruce Felt	Director	June 4, 2015

* by:	/s/ Jonathan Weinberg
Jonathan Weinberg Attorney-in-fact

Exhibit index

Exhibit number	Description

5.1*	Opinion of Cravath, Swaine & Moore LLP regarding validity of the shares of Class A common stock registered

23.1*	Consent of PricewaterhouseCoopers LLP—Evolent Health LLC

23.2*	Consent of PricewaterhouseCoopers LLP—Evolent Health Holdings, Inc.

23.3*	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1)

24.1**	Power of Attorney

*	Filed herewith.

**	Filed as Exhibit 24.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-203852) filed with the Securities and Exchange Commission on May 5, 2015 and incorporated in this registration statement by reference.